Exhibit 99.1

SenesTech Active Subscriber Base More Than Doubles as E-commerce Strategy Gains Momentum
Integrated e-commerce strategy drives recurring revenue while supporting long-term growth across consumer and business-to-business markets.
SURPRISE, Ariz., Aug. 3, 2026 — SenesTech, Inc. (NASDAQ: SNES), the leader in rodent birth control solutions, today announced that its active online subscription customer base, comprising both direct-to-consumer ("DTC") and business-to-business ("B2B") customers, more than doubled during the second quarter of 2026 compared to the first quarter, reaching a record level. That expansion reinforces the Company's recurring revenue model while potentially increasing customer lifetime value and improving long-term revenue visibility.
SenesTech's e-commerce business, which serves DTC and B2B customers placing one-time and subscription orders, grew 186% during the second quarter compared to the prior quarter. Subscriber growth was a meaningful contributor. The growth also reflects the Company's investments in Amazon, SenesTech.com and digital marketing, as well as the transition to direct management of its Amazon channel and Shopify platform.
The Company's e-commerce channels are also a meaningful source of commercial demand. A substantial portion of Shopify revenue comes from B2B customers, which the Company believes demonstrates that e-commerce demand extends well beyond the consumer market. Smaller commercial accounts increasingly purchase directly online, while larger accounts continue to be served by the Company's direct B2B sales team.
The strategy serves multiple purposes. Beyond driving direct-to-consumer sales, the Company's digital investments are intended to increase brand awareness, educate the market about rodent birth control and generate demand that supports its direct B2B sales efforts. Management believes rising consumer awareness also strengthens commercial demand by expanding brand familiarity, supporting growth across the Company's targeted vertical markets.
Building a larger active subscriber base is a key element of the Company's long-term e-commerce strategy. Subscription customers help generate predictable recurring revenue, improve visibility into future demand and strengthen long-term customer relationships. Unlike one-time product purchases, subscriptions are expected to encourage ongoing product use and create a more stable, recurring revenue stream.
The Company believes this strategy is particularly well suited for both its Evolve® and ContraPest® product lines because rodent birth control is designed for ongoing use as part of a long-term rodent population management program rather than as a one-time treatment. A subscription model simplifies replenishment for both consumer and commercial customers while encouraging consistent product use.
"Subscriber growth has become one of the clearest indicators that our e-commerce strategy is working," said Michael Edell, President and Chief Executive Officer of SenesTech. "Every new subscriber strengthens the predictability and quality of our revenue while creating long-term customer relationships. And the investments we are making in e-commerce are benefiting our entire business."
"Our e-commerce strategy is only one component of our long-term growth plan," continued Edell. "The investments we are making today are strengthening our brands, expanding recurring revenue and creating opportunities across our targeted commercial markets. As awareness continues to grow, we believe this foundation will support sustainable growth throughout our business and further diversify our revenue base over time."
About SenesTech, Inc.
SenesTech is the leader in rodent birth control solutions. The Company's patented products, marketed under its Evolve® and ContraPest® brands, provide effective, sustainable approaches to long-term rodent population management that can be integrated into existing pest management programs or used independently. SenesTech serves both consumer and professional markets with science-based solutions aimed at addressing one of the world's most persistent pest challenges.
For more information, visit https://senestech.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company's e-commerce, direct-to-consumer, business-to-business and subscription strategies, including the potential for recurring customer relationships, increased customer lifetime value, future revenue visibility, future demand for Evolve® and ContraPest®, brand awareness and commercial growth. You are cautioned that such statements are based on current expectations and assumptions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the risk that the Company may not realize the benefits expected from its e-commerce, direct-to-consumer, business-to-business and subscription strategies, or be successful in the commercialization of its products, or realize sufficient market acceptance of its products, or capitalize on market opportunities and accelerate growth; risks related to the Company's financial performance, including the ability to fund its ongoing operations; risks related to required regulatory approvals for and regulation of the Company's products; and other factors and risks identified from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Except as required by law, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

2